Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated August 16, 2007, accompanying the financial statements of Big Cat Energy Corporation, also incorporated by reference in the Form S-8 Registration Statements with registration number 333-141536 of Big Cat Energy Corporation, and to the use of our name and the statements with respect to us, as appearing under the heading “Experts” in the Registration Statement.

HEIN & ASSOCIATES LLP

Denver, Colorado
August 16, 2007